Exhibit 5.1

GRAUBARD MILLER

405 LEXINGTON AVENUE, 44TH FLOOR

NEW YORK, NEW YORK 10174

May 4, 2026

Tecnoglass Inc.

3550 NW 49th Street

Miami, Florida 33142

Ladies and Gentlemen:

We have acted as U.S. counsel to Tecnoglass Inc., a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 21, 2026, as amended and supplemented through the date hereof pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”). As indicated in the Registration Statement, the Company will change its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Florida (the “Domestication”).

In connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under Section 206 of the Companies Act (As Revised) of the Cayman Islands and a domestication under Section 607.11930 of the Florida Business Corporation Act of the State of Florida (the “FBCA”) by registering the Domestication and filing a new articles of incorporation, in each case with the Florida Secretary of State (the “Florida Secretary of State”). The Domestication is subject to the approval of the shareholders of the Company. We refer herein to the Company following effectiveness of the Domestication as “Tecnoglass Inc.”

On the effective date of the Domestication, among other things, all of the currently issued and outstanding ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”) will convert automatically by operation of law, on a one-for-one basis, into shares of Common Stock, par value $0.0001 per share, of Tecnoglass Inc. (the “Common Stock”).

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of up to 44,737,726 shares of the Common Stock issuable upon the conversion of the 44,737,726 outstanding Ordinary Shares.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of:

(a)	the Registration Statement;

(b)	the form of proposed articles of incorporation of Tecnoglass Inc., to be filed with the Florida Secretary of State (the “Articles of Incorporation”), in the form filed as Exhibit 3.2 to the Registration Statement;

(c)	the form of proposed bylaws of Tecnoglass Inc., to be adopted in connection with the Domestication (the “Bylaws”), in the form filed as Exhibit 3.3 to the Registration Statement;

(d)	the form of proposed articles of domestication of the Company, to be filed with the Florida Secretary of State (the “Articles of Domestication”); and

(d)	such other documents, records, certificates of officers and other representatives of the Company and of public officials and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others. To the extent that our opinion may be dependent upon such matters, we have assumed, without independent investigation that each of the parties thereto, other than Tecnoglass Inc. following the effectiveness of the Domestication, (i) is a validly existing entity in good standing under the laws of its jurisdiction of formation and has all requisite entity power to execute, deliver and perform its obligations under the documents to which it is a party; (ii) that the execution and delivery of such documents by each such party and the performance of its obligations thereunder, including the Domestication, have been duly authorized by all necessary action and do not and will not violate any law, rule, regulation, order, judgment or decree, or the organizational documents, applicable to each such party; (iii) that the execution and delivery of such documents by each such party and the performance of its obligations thereunder, including the Domestication, do not constitute and will not constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which such party or its property is subject; and (iv) that such documents have been duly executed and delivered by each such party, as applicable, and that each such document is a legal, valid and binding obligation of each such party thereto, enforceable against each such party in accordance with its terms.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the shares of Common Stock issuable automatically upon conversion of the Ordinary Shares, when issued upon (i) the filing of the Articles of Domestication with the Florida Secretary of State and the effectiveness of the Domestication and (ii) the filing of the Articles of Incorporation with the Florida Secretary of State, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed above is subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the FBCA. This opinion is limited to the effect of the current state of the laws of the State of New York and the FBCA and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinion above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws; (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iii) any provision waiving the right to object to venue in any court; (iv) any agreement to submit to the jurisdiction of any federal court; (v) any waiver of the right to a jury trial; or (vi) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

D. Prior to effecting the Domestication and prior to the issuance of securities by Tecnoglass Inc.: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act, (ii) the shareholders of the Company will have approved, among other things, the Domestication; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained.

E. The current draft of the Articles of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Florida Secretary of State in accordance with the FCBA, that no other certificate or document, other than the Articles of Domestication as required under the FCBA, has been, or prior to the filing of the Articles of Incorporation will be, filed by or in respect of the Company with the Florida Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Articles of Incorporation.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Graubard Miller